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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF JANUARY 3, 1999

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SUBSIDIARIES                                     STATE OR OTHER JURISDICTION OF
                                                 INCORPORATION OR ORGANIZATION
DOVatron International, Inc.                     Delaware
DOVatron de Mexico, S.A. de C.V.                 Mexico
Multilayer Technology, Inc.                      California
Orbit Semiconductor, Inc.                        Delaware
KMOS Semiconductor, Inc.                         Delaware
Cencorp Inc.                                     Delaware
DOVatron (Ireland) B.V.                          The Netherlands
Chemtech (U.K.) Ltd.                             United Kingdom
The DII Group, Inc. Singapore Pte. Ltd.          Singapore
DOVatron Malaysia Sdn. Bhd                       Malaysia
Design Solutions, Inc.                           California
Dovatron Mexico, Inc.                            Delaware
Dovatron Nevada, Inc.                            Nevada
The DII Group Asia Ltd.                          Hong Kong
Multilayer Technology and Co KG                  Germany
Multilayer Technology Geschaftsfuhruntos         Germany
DOVatron Vernaltunls GMBH                        Germany
DOVatron Czech A.S.                              Czech Republic
The DII Group (BVI) Co Ltd.                      British Virgin Islands
DII Europe B.V.                                  The Netherlands
DII International Holdings C.V.                  The Netherlands
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